Exhibit 10.10. Second Loan Modification by and between Zoom Telephonics, INC, and Fleet National Bank


                                        SECOND LOAN MODIFICATION AGREEMENT


         This Second Loan Modification Agreement ("this Agreement") is made as of November 17, 1998 between Zoom Telephonics, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to: (i) that certain letter agreement dated January 17, 1997 between the Borrower and the Bank, as amended by Loan Modification Agreement dated as of November 13, 1997 (as so amended, the "Letter Agreement"); (ii) that certain $5,000,000 face principal amount promissory note dated November 13, 1997 (the "1997 Revolving Note") made by the Borrower and payable to the order of the Bank; (iii) that certain Guaranty Agreement dated as of January 17, 1997 (the "FSC Guaranty") from Zoom Telephonics Foreign Sales Corporation ("FSC") to the Bank; (iv) that certain Guaranty Agreement dated as of January 17, 1997 (the "Tribe Guaranty") from Tribe Computer Works,
Incorporated ("Tribe") to the Bank; (v) that certain Inventory and Accounts Receivable Security Agreement dated November 13, 1997 (the "Zoom Security Agreement") given by the Borrower to the Bank; (vi) that certain Inventory and Accounts Receivable Security Agreement dated November 13, 1997 (the "Tribe Security Agreement") given by Tribe to the Bank; (vii) that certain Inventory and Accounts Receivable Security Agreement dated November 13, 1997 (the "FSC Security Agreement") given by FSC to the Bank; and (viii) that certain $5,000,000 face principal amount promissory note of even date herewith (the
"1998 Revolving Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, The FSC Guaranty, the Tribe Guaranty, the Zoom Security Agreement, the Tribe Security Agreement, the FSC Security Agreement and the 1998 Revolving Note hereinafter collectively referred to as the "Financing Documents". The aforesaid November 13, 1997 Loan Modification Agreement is hereinafter referred to as the "First Modification".

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

         a. By inserting into the first grammatical paragraph of the Letter Agreement, immediately after the first sentence thereof, the following:

                  "This letter agreement provides for (1) a $5,000,000 facility for Revolving Loans on the terms and conditions set forth below, plus (2) a $500,000 facility for letters of credit on the terms and conditions set forth below, plus (3) a $500,000 facility for Foreign Exchange Contracts on the terms and conditions set forth below."

         b. By deleting from the second sentence of Section 1.1 of the Letter Agreement the words "Aggregate Bank Liabilities" and by substituting in their stead the following:

                  "total principal amounts of the Revolving Loans outstanding"

         c. By deleting in its entirety the fourth sentence of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                  "The Revolving Loans shall be evidenced by that certain $5,000,000 face principal amount promissory note (the `Revolving Note') dated November 17, 1998 made by the Borrower and payable to the order of the Bank."

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1998
Revolving Note.

         d. By  inserting  into the first  sentence of the second  paragraph  of
Section 1.9 of the Letter Agreement, immediately after the words "any letter of credit", the following:

                  "and/or with respect to any of the other Obligations"

         e. By deleting the period at the end of the second sentence of the second paragraph of Section 1.9 of the Letter Agreement and by substituting in its stead the following:

                  "or with respect to any of the other Obligations."

         f. By inserting into each of the first and second sentences of the third paragraph of Section 1.9 of the Letter Agreement, immediately after the words "any letter of credit", in each place where same appear, the following:

                  "and/or with respect to any of the other Obligations"

         g. By  inserting  into the third  sentence  of the third  paragraph  of
Section 1.9 of the Letter Agreement, immediately after the words "the Revolving Note", the following:

                  "and/or with respect to any letter of credit or any of the other Obligations"

         h. By  deleting  from the  third  sentence  of the third  paragraph  of
Section 1.9 of the Letter Agreement the words "75 State Street, Boston, MA 02109" and by substituting in their stead the following:

                  "One Federal Street, Boston, MA  02110"

         i. By deleting in its entirety the fifth sentence of the third paragraph of Section 1.9 of the Letter Agreement and by substituting in its stead the following:

                  "All monies received by the Bank shall be applied first to fees, charges and expenses payable to the Bank under this letter agreement, any Note and/or any of the other Loan Documents and/or with respect to any letter of credit and/or with respect to any other Obligation, next to interest then accrued on account of any Loans or letter of credit reimbursement obligations or any of the other Obligations and only thereafter to principal of the Loans and letter of credit reimbursement obligations and other Obligations, being applied against the Loans, such reimbursement obligations and/or such other Obligations in such order as the Borrower may designate (and, failing such designation, being applied first against the letter of credit reimbursement obligations and such other Obligations, and thereafter against the Revolving Loans)."

         j. By inserting into the last sentence of Section 1.9, immediately after the words "the Revolving Note", the following:

                  "and/or with respect to any of the other Obligations"

         k. By deleting in its entirety the proviso appearing in the first sentence of Section 1.10 of the Letter Agreement and by substituting in its stead the following:

                  "; provided that at the time of each such issuance and after giving effect thereto (A) the total Letter of Credit Liabilities will not exceed $500,000 and (B) the Aggregate Bank Liabilities will not exceed the then effective Borrowing Base."

         l. By inserting into the second grammatical paragraph of Section 1.11 of the Letter Agreement, immediately after the word "Loan", in each place where same appears (whether in the introductory clause of said paragraph or in either of clause (a) or clause (b) thereof), the following:

                  "(including, without limitation, issuance of any Foreign Exchange Contract)"

         m. By  inserting  into the  first  sentence  of the last  paragraph  of
Section 1.11 of the Letter Agreement, immediately after the word "Loan", in each place where same appears, the following:

                  "(or the issuance of any Foreign Exchange Contract)"

         n. By deleting in its  entirety  Section  1.12 of the Letter  Agreement
(said  Section  having  been  inserted  by  the  First   Modification)   and  by
substituting in its stead, the following:

                  "1.12. Foreign Exchange. The Bank is also providing to the Borrower a facility (the `F/X Facility') for forward foreign exchange contracts (`Foreign Exchange Contracts') between the Bank and the Borrower. The F/X Facility will have an expiry date of October 1, 1999 and will permit Foreign Exchange Contracts in a maximum aggregate notional amount of $500,000 outstanding at any one time; provided that (i) each such Foreign Exchange Contract will be at such pricing as the Bank and the Borrower may agree at the time of execution of such Foreign Exchange Contract, (ii) the documentation for each such Foreign Exchange Contract will be in such form as is then customarily used by the Bank for transactions of this type,
                  (iii) the Foreign Exchange Contracts will be used by the Borrower to minimize its exposure to the fluctuation of the value of those foreign currencies in which payments are expected to be made to the Borrower by customers or in which the Borrower is required to make payments to suppliers, and
                  (iv) the F/X Exposure will at no time exceed $500,000. As used herein, the `F/X Exposure' as determined at any date means the sum of (i) all amounts then owed by the Borrower to the Bank in connection with settlement of any Foreign Exchange Contract, plus (ii) the maximum two-day settlement amount for all then outstanding Foreign Exchange Contracts."

         o. By inserting into the introductory clause of Section 2.1 of the Letter Agreement, immediately after the words "letters of credit hereunder", the following:

                  "and/or issue Foreign Exchange Contracts"

         p.       By deleting in their entireties  Sections
 3.7 - 3.10,  inclusive,
of the Letter Agreement and by
substituting in their stead the following:

                  "3.7. Debt to Capital Base. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with its results as at September 30, 1998) on a consolidated basis a Leverage Ratio which shall be equal to or less than
                  1.0 to 1. As used herein, `Leverage Ratio' means, as at any date when same is to be determined, the ratio of (x) the consolidated Indebtedness of the Borrower and/or its Subsidiaries then outstanding to (y) the then consolidated Capital Base of the Borrower and its Subsidiaries.

                  3.8. Capital Base. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with its results as at September 30, 1998) a consolidated Capital Base which shall be equal to or greater than $32,800,000.

                  3.9.  Reserved.

                  3.10. Liquidity. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with its results as at September 30, 1998) a Quick Ratio equal to or greater than 2.0 to 1. As used herein, the `Quick Ratio', as determined at any date, is the ratio of (x) Net Quick Assets at such date to (y) Current Liabilities outstanding as such date."

         q. By deleting the word "and" appearing at the end of clause (ix) of Section 4.1 of the Letter
Agreement.

         r. By deleting the period at the end of Section 4.1 of the Letter Agreement and by substituting in its stead the following:

                  "; and (xi) with the prior written consent of the Bank (such consent not to be unreasonably withheld so long as there does not then exist and would not result therefrom any Event of Default or event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default (with compliance with each of ss.ss.3.7, 3.8 and 3.10 being measured for this purpose both as at the then most recent fiscal quarter-end and, on a pro forma basis, as at the date of incurrence of the relevant Indebtedness)), Indebtedness which the Borrower may incur from time to time by financing and/or refinancing its real estate; provided that such Indebtedness is secured only by a mortgage of such real estate and the aggregate amount outstanding at any time does not exceed the fair market value of such real estate."

         s.       By  deleting  the word "or"  appearing  at the end of clause
 (v) of  Section  4.2 of the  Letter
Agreement.

         t.       By deleting  the period at the en
d of clause (vi) of Section 4.2 of the Letter Agreement and by substituting in its stead the following:

                  "; or (vii) with the Bank's prior written consent (such consent not to be unreasonably withheld), mortgages on the Borrower's real estate securing Indebtedness specifically permitted by clause (xi) of ss.4.1; provided that no property of the Borrower other than such real estate is encumbered."

         u. By deleting the period at the end of the last grammatical paragraph of Section 4.2 of the Letter Agreement and by substituting in its stead the following:

                  ", except that the mortgages described in clause (vii) above may prohibit junior encumbrances."

         v. By inserting into clause (a) of Section 5.1 of the Letter Agreement, immediately after the words "issued by the Bank", the following:

                  "or with respect to any Foreign Exchange Contract"

         w. By inserting into clause (b) of Section 5.1 of the Letter Agreement, immediately after the words "letter of credit", the following:

                  "or any Foreign Exchange Contract"

         x. By adding to Section 5.4 of the Letter Agreement, at the end of such Section, the following:

                  "Upon the occurrence of any event described in clause (i) or clause (ii) of the immediately preceding sentence, the Bank may also require the Borrower to cash collateralize the outstanding F/X Exposure."

         y. By inserting into the first sentence of Section 6.1 of the Letter Agreement, immediately after the words "letter of credit issued hereunder", the following:

                  "and/or any of the other Obligations"

         z. By inserting into the first sentence of Section 6.1 of the Letter Agreement, immediately after the words "in connection herewith", the following:

                  "or in connection with any of the other Obligations"

         aa.      By changing the notice address of the Bank,  pursuant to
Section 6.5 of the Letter Agreement, to the following:

                  "Fleet National Bank
                   High Technology Division
                   Mail Code: MA OF D07A
                   One Federal Street, 7th Floor
                   Boston, MA  02110
                   Attention:  Scott D. Wheelock, Vice President"

         bb.      By inserting into Section 6.6 of the Letter  Agreement,
 immediately after the third sentence of such Section, the following:

                  "Without limitation of the foregoing generality,

                  (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Revolving Note) to any of the 12 Federal Reserve Banks
                  organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

                  (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a `Participant') participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality."

         cc.      By deleting in its entirety the definition of "Expiration
  Date"  appearing in Section 7.1 of the
Letter Agreement and by substituting in its stead the following:

                  "`Expiration Date' - October 1, 1999, unless extended by the Bank, which extension may be given or withheld by the Bank in its sole discretion."

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be October 1, 1999.

         dd. By inserting into Section 7.1 of the Letter Agreement, immediately before the definition of "F/X Facility" (said definition having been inserted by the First Modification), the following:

                  "`F/X Exposure' - As defined in ss.1.12 above."

         ee.      By inserting  into Section 7.1 of the Letter  Agreement,
 immediately  before the  definition  of
"Loan Documents", the following:

                  "`Letter of Credit Liabilities' - At any time, the sum of (i) the then undrawn amounts of all letters of credit issued by the Bank for the account of the Borrower, plus (ii) all amounts then drawn on any such letter of credit which at said date shall not have been reimbursed to the Bank by the Borrower.

                  `Loan' - Any Revolving Loan or any other extension of credit by the Bank to or for the
                  benefit of the Borrower."

         ff. By inserting into the definition of "Loan  Documents"  appearing in
Section 7.1 of the Letter Agreement, immediately after the words "issued hereunder", the following:

                  "or to any Foreign Exchange Contract"

         gg.      By deleting in its entirety the  definition of "Maximum
Revolving  Amount"  appearing in Section
7.1 of the Letter Agreement and by substituting in its stead the following:

                  "`Maximum Revolving Amount' - $5,000,000."

         3. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         4. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1998 Revolving Note, in substitution for the 1997 Revolving Note. The 1998 Revolving Note is a $5,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1998 Revolving Note.

         5. Each of Tribe and FSC confirms that the Tribe Guaranty and Tribe Security Agreement and the FSC Guaranty and FSC Security Agreement, respectively, remain in full force and effect and that same guarantee and secure, inter alia, payment and performance of the Letter Agreement (as hereby amended) and the 1998 Revolving Note. The Borrower confirms that the Zoom Security Agreement remains in full force and effect and secures, inter alia, payment and performance of the Letter Agreement (as amended hereby) and the 1998 Revolving Note.

         6. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement and the 1998 Revolving Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower. The execution, delivery and performance of this Agreement have been duly authorized by each of FSC and Tribe by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of FSC or Tribe under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of FSC or Tribe.

         b. The Borrower has duly executed and delivered each of this Agreement and the 1998 Revolving Note. Each of FSC and Tribe has duly executed and delivered this Agreement.

         c. Each of this Agreement and the 1998 Revolving Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms. This Agreement is the legal, valid and binding obligation of each of FSC and Tribe, enforceable against each of FSC and Tribe in accordance with its terms.

         d. The statements, representations and warranties made in the Letter Agreement, in the Tribe Guaranty and/or in the FSC Guaranty continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. Giving effect to the foregoing amendments, the covenants and agreements of the Borrower, FSC and/or Tribe contained in the Letter Agreement, in the Zoom Security Agreement, in the FSC Security Agreement, in the Tribe Security Agreement, in the FSC Guaranty and/or in the Tribe Guaranty have been complied with on and as of the date hereof.

         f. Giving effect to the foregoing amendments, no event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the quarterly financial statements of the Borrower dated September 30, 1998, heretofore furnished to the Bank.

         7. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         8. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.

                  BORROWER:

                 ZOOM TELEPHONICS, INC.


            By:             /s/ Robert A. Crist
                        Name: Robert A. Crist
                      Title: V.P. Finance & CFO


             By:             /s/ Frank Manning
                            Name: Frank Manning
                           Title: President & CEO


              GUARANTORS:

                           ZOOM TELEPHONICS FOREIGN
                                SALES CORPORATION

                   By:             /s/ Frank Manning
                                  Name: Frank Manning
                               Title: President & CEO


                     TRIBE COMPUTER WORKS, INCORPORATED



                  By:             /s/ Frank Manning
                           Name: Frank Manning
                      Title: President & CEO

Accepted and agreed:
FLEET NATIONAL BANK


By:  /s/ Scott Wheelock
     Name: Scott Wheelock
     Title: Vice President
  SUPPLEMENTAL DISCLOSURE SCHEDULE


                                           [To be provided by Borrower.]